Exhibit 10.1

WAIVER AND EXERCISE COMMITMENT

This WAIVER (this “Waiver”) is made effective as of September 12, 2023, by Lazydays Holdings, Inc., a Delaware corporation (the “Company”), and the holders (the “Holders”) of the Company’s Pre-Funded Common Stock Purchase Warrants issued by the Company on March 15, 2018 (the “Warrants”) listed on the signature page hereto. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Warrants.

WHEREAS, the Company is contemplating an offering of rights to purchase shares of the Company’s Common Stock to holders of the Company’s Common Stock, Series A Convertible Preferred Stock and Warrants, to be consummated no later than January 31, 2024 (the “Rights Offering”).

WHEREAS, pursuant to Section 3 of the Warrants, the Holders have certain anti-dilution protections, as described therein (the “Anti-Dilution Rights”).

WHEREAS, the Rights Offering may trigger the Anti-Dilution Right pursuant to Section 3(a) of the Warrants.

WHEREAS, pursuant to Section 3(g) of the Warrants, if the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, the Company shall cause to be delivered by facsimile or email to the Holders at least 20 calendar days prior to the record date (the “Notice”).

WHEREAS, pursuant to Section 5(l) of the Warrants, the Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holders.

WHEREAS, the Holders represent 100% of the holders of the outstanding Warrants and hold 300,357 Warrants as of the date hereof.

WHEREAS, the Holders desire to (i) waive the Anti-Dilution Rights pursuant to Section 3(a) of the Warrants with respect to the Rights Offering to the extent provided herein and (ii) waive the Notice required pursuant to Section 3(g) of the Warrants with respect to the Rights Offering.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders agree as follows:

1.	Waivers.

(a)          The Holders hereby irrevocably waive the observance of and compliance with the Anti-Dilution Right provided in Section 3(a) of the Warrants in connection with the Rights Offering ; provided that, immediately following the consummation of the Rights Offering, the number of Warrant Shares for which each Warrant is exercisable shall be increased according to the following formula:

WS2 = WS1 * (A + B) / (2 * A)

For purposes of the foregoing formula, the following definitions shall apply:

•	“WS2” shall mean the number of Warrant Shares immediately following the consummation of the Rights Offering;

•	“WS1” shall mean the number of Warrant Shares immediately prior to the consummation of the Rights Offering;

•	“A” shall mean the number of shares of Common Stock outstanding immediately prior to the consummation of the Rights Offering; and

•	“B” shall mean the number of shares of Common Stock outstanding immediately following the consummation of the Rights Offering.

For the avoidance of doubt the intention of the aforementioned formula is to decrease by 50% the amount of additional Warrant Shares that would otherwise be issued pursuant to Section 3(a).

(b)          The Holders hereby irrevocably waive the observance and compliance with the Notice required pursuant to Section 3(g) of the Warrants with respect to the Rights Offering.

(c)          The Holders hereby acknowledge and agree that any and all obligations of each Holder set forth in this Waiver, including, for the avoidance of doubt, the obligations to exercise the Warrants as set forth in Section 2, shall survive any direct or indirect transfer of the Warrants. Prior to any such transfer, each Holder, as applicable, shall require the transferee to execute an assumption agreement, in a form reasonably satisfactory to the Company, whereby the transferee expressly assumes all obligations of the Holder as set forth in this Waiver. Any transferee or subsequent holder of the Warrants, having executed such an assumption agreement, shall be bound by such obligations and shall be deemed to have assumed all such obligations as if it were an original holder thereof. Any transfer not in compliance with this section 1(c) shall be null and void. This provision is intended to benefit and be enforceable by, and shall inure to the benefit of, the Company.

2.          Exercise. Upon the closing of the Rights Offering, the Holders shall be deemed to have irrevocably exercised any and all Warrants held respectively by them in accordance with the terms of the Warrants as amended by the provisions of Section 1(a) hereof without any further action by the Holders and the Holders hereby agree to surrender for cancellation the Warrants within three Trading Days of the Rights Offering closing in accordance with Section 2 of the Warrants.

3.          No Modifications or Other Waivers. Except as and to the extent set forth in this Waiver, nothing in this Waiver shall be deemed to constitute a waiver by any party of compliance with respect to any other term, provision or condition of the Warrants or any other instrument or agreement referred to therein or a waiver of the Anti-Dilution Rights or Notice with respect to any transaction other than the Rights Offering. No amendment, modification, or supplement of any provisions of this Waiver shall be valid or effective unless made in writing and signed by all parties.
2

4.          Governing Law. The validity, interpretation and enforcement of this Waiver and any dispute arising out of or in connection with this Waiver, whether sounding in contract, tort or equity or otherwise, shall be governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law thereof.

5.          Counterparts. This Waiver may be executed in separate counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Waiver shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. For the avoidance of doubt, each party agrees that an electronic copy of this Waiver shall be considered and treated like an original, and that an electronic or digital signature shall be as valid as a handwritten signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)).

[Signature Pages Follow]
3

IN WITNESS WHEREOF, each of the undersigned has executed this Waiver effective as of the date first set forth above.

HOLDERS:

PARK WEST INVESTORS MASTER FUND, LIMITED
By Park West Asset Management LLC, its Investment Manager

By:	/s/ Grace Jimenez
Name:	Grace Jimenez
Title:	Chief Financial Officer

PARK WEST PARTNERS INTERNATIONAL, LIMITED
By Park West Asset Management LLC, its Investment Manager

By:	/s/ Grace Jimenez
Name:	Grace Jimenez
Title:	Chief Financial Officer

[Signature Page to Lazydays Holdings, Inc. Pre-Funded Warrants Waiver]

Acknowledged and Agreed:

THE COMPANY:

LAZYDAYS HOLDINGS, INC

By:	/s/ Kelly Porter
Name:	Kelly Porter
Title:	CFO

[Signature Page to Lazydays Holdings, Inc. Pre-Funded Warrants Waiver]